Exhibit 10.4

EMPLOYMENT AGREEMENT

This Employment Agreement, dated August 25, 2014 (the “Commencement Date”), is between Stevia First Corp., a Nevada corporation (“Stevia First” and collectively with any subsidiaries such as Qualipure or SF Pure, the “Company”) and Guo Yuxiao, an individual with business address at 26 Xinong Road, Yangling, Shaanxi, China, with ID number 610403196202250019 (“Employee”).

1. Position and Responsibilities

(a) Position. Employee is employed for a managerial position by the Company to render services to the Company in a managerial position of Stevia First and its Chinese subsidiary, Qualipure. Employee shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Employee by the Company. Employee shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

(b) No Conflict. Employee represents and warrants that Employee’s execution of this Agreement, Employee’s employment with the Company, and the performance of Employee’s proposed duties under this Agreement shall not violate any obligations Employee may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

(c) Term. The term of employment of Employee by the Company pursuant to this Employment Agreement shall be for the period commencing on the Commencement Date and ending on the date that Employee’s employment is terminated in accordance with the provisions of this Employment Agreement.

2. Compensation and Benefits

(a) Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Employee a base salary to be determined by mutual agreement (“Base Salary”). Employee’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

(b) Stock-Based Employment Compensation. Employee will receive warrants to purchase 1,400,000 shares of Stevia First’s common stock, 400,000 of which will vest immediately, and 333,334 to vest on the 1-year anniversary, 333,334 to vest on the 2-year anniversary, and 333,333 to vest on the 3-year anniversary of the Commencement Date. Employee will also receive 700,000 shares of the Company’s restricted common stock, 200,000 of which shall vest immediately, and 166,667 to vest on the 1-year anniversary, 166,667 to vest on the 2-year anniversary, and 166,666 to vest on the 3-year anniversary of the Commencement Date.

(c) Stock-Based Incentive on Sales. Employee will receive 250,000 shares of Stevia First’s restricted common stock and warrants to purchase 400,000 shares of Stevia First’s common stock that will vest only once the Company has obtained more than $5 million in annual revenue pursuant to the Exclusive Distribution Agreement with Qualipride International entered into on or around the same date as this Agreement.

(d) Stock-Based Incentive on Technology. Employee will receive 250,000 shares of Stevia First’s restricted common stock and warrants to purchase 400,000 shares of Stevia First’s common stock that will vest only once the Company has constructed a Facility and it is operational using the Methods and Designs and meets the Performance Specifications as defined within the Technology License Agreement entered into with Qualipride International on or around the same date as this Agreement.

(e) Expenses. The Company shall reimburse Employee for reasonable business expenses including travel incurred in the performance of Employee’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

3. At-Will Employment; Termination By Company

            At-Will Termination by Company. The employment of Employee shall be “at-will” at all times. The Company may terminate Employee’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease.

4. Other Terminations By Company

(a) By Death. Employee’s employment shall terminate automatically upon Employee’s death. The Company shall pay to Employee’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Employee’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

(b) By Disability. If Employee becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Employee is unable to carry out the responsibilities and functions of the position held by Employee by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty days (120) in any twelve-month period, then, to the extent permitted by law, the Company may terminate Employee’s employment. The Company shall pay to Employee all compensation to which Employee is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Employee’s rights under any disability plan in which Employee is a participant.

5. Termination By Employee

At-Will Termination by Employee. Employee may terminate employment with the Company at any time for any reason or no reason at all, upon four weeks’ advance written notice. During such notice period Employee shall continue to diligently perform all of Employee’s duties hereunder. The Company shall have the option, in its sole discretion, to make Employee’s termination effective at any time prior to the end of such notice period as long as the Company pays Employee all compensation to which Employee is entitled up through the last day of the four week notice period. Thereafter all obligations of the Company shall cease.

6. Termination Obligations

(a) Return of Property. Employee agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Employee incident to Employee’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Employee’s employment.

(b) Resignation and Cooperation. Upon termination of Employee’s employment, Employee shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Employee shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees.

(c) Continuing Obligations. Employee understands and agrees that Employee’s obligations under Sections 6, 7, and 8 herein (including Exhibit A) shall survive the termination of Employee’s employment for any reason and the termination of this Agreement.

7. Inventions and Proprietary Information; Prohibition on Third Party Information

(a) Proprietary Information Agreement. Employee agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit A (“Proprietary Information Agreement”).

(b) Non-Solicitation. Employee acknowledges that because of Employee’s position in the Company, Employee will have access to material intellectual property and confidential information. During the term of Employee’s employment and for one year thereafter, in addition to Employee’s other obligations hereunder or under the Proprietary Information Agreement, Employee shall not, for Employee or any third party, directly or indirectly (i) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (ii) solicit or otherwise induce any person employed by the Company to terminate his employment.

(c) Non-Disclosure of Third Party Information. Employee represents and warrants and covenants that Employee shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Employee acknowledges and agrees that any violation of this provision shall be grounds for Employee’s immediate termination and could subject Employee to substantial civil liabilities and criminal penalties. Employee further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Employee to disclose or use any such third party proprietary information or trade secrets.

8. Arbitration

a. ARBITRATION. EXCEPT AS PROVIDED IN SECTION 8(b) BELOW, EMPLOYEE AGREES THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN LOS ANGELES COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY SHALL PAY ALL OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF THE COMPANY AND EMPLOYEE SHALL SEPARATELY PAY THEIR COUNSEL FEES AND EXPENSES.

THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 8(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq.;

iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

b. EQUITABLE REMEDIES. EMPLOYEE AGREES THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY’S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 1 AND 7 HEREIN. ACCORDINGLY, EMPLOYEE AGREES THAT IF EMPLOYEE BREACHES ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

c. CONSIDERATION. EMPLOYEE UNDERSTANDS THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR THE OTHER PARTY’S LIKE PROMISE. EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE IS OFFERED EMPLOYMENT IN CONSIDERATION OF EMPLOYEE’S PROMISE TO ARBITRATE CLAIMS.

9. Amendments; Waivers; Remedies

This Agreement may not be amended or waived except by a writing approved by the Board of Directors and signed by Employee and by a duly authorized representative of the Company other than Employee. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10. Assignment; Binding Effect

(a) Assignment. The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

(b) Binding Effect. Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Employee.

11. Notices

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) two (2) business days following dispatch by overnight delivery service or five (5) business days following dispatch by the United States Mail. Employee shall be obligated to notify the Company in writing of any change in Employee’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

Stevia First Corp.

5225 Carlson Rd.

Yuba City, CA 95993

Employee’s Notice Address:

Guo Yuxiao

26 Xinong Road

Yangling, Shaanxi, China

12. Severability

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13. Taxes

All amounts paid under this Agreement (including without limitation Base Salary) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15. Interpretation

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

16. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17. Authority

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18. Entire Agreement

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Employee’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information and Inventions Agreement attached as Exhibit A). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Employee’s duties, position, or compensation will not affect the validity or scope of this Agreement.

19. Employee Acknowledgement

EMPLOYEE ACKNOWLEDGES EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EMPLOYEE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY BASED ON EMPLOYEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

STEVIA FIRST CORP.

By: /s/ Robert Brooke

Name: Robert Brooke

Title: Chief Executive Officer

EMPLOYEE:

/s Guo Yuxiao

Name: Guo Yuxiao